Exhibit 10.8

HOSPIRA SUPPLEMENTAL PENSION PLAN

(Effective as of May 1, 2004 and as amended through the Second Amendment effective January 1, 2008)

HOSPIRA SUPPLEMENTAL PENSION PLAN

Section 1
INTRODUCTION

1-1.          Pursuant to a Separation and Distribution Agreement by and between Abbott Laboratories (“Abbott”) and Hospira, Inc.  (“Hospira”) dated as of April 12 2004, Abbott distributed as a dividend to its shareholders all of the outstanding shares of common stock, par value $0.01 per share, of Hospira, together with the associated preferred stock purchase rights, owned by Abbott (the “Distribution”).  In connection with the Distribution, Hospira established the Abbott/Hospira Transitional Annuity Retirement Plan (the “Annuity Plan”) and certain assets and liabilities were transferred from the Abbott Laboratories Annuity Retirement Plan (the “Abbott ARP”) to the Annuity Plan with respect to persons who were transferred from employment with Abbott to employment with Hospira in connection or contemporaneously with the Distribution (“Transferred Employees”).  In connection with the Distribution, Hospira also assumed certain liabilities with respect to Transferred Employees under the Abbott Laboratories Supplemental Pension Plan (the “Abbott SERP”).  Hospira now desires to establish this HOSPIRA SUPPLEMENTAL PENSION PLAN (the “Supplemental Plan”) to provide (i) the benefits associated with the obligations assumed by Hospira with respect to Transferred Employees under the Abbott SERP, (ii) pension benefits calculated under the Annuity Plan in excess of those which may be paid under that plan under the limits imposed by Section 415 of the U.S.  Internal Revenue Code of 1986, as amended (the “Code”), and the Employee Retirement Income Security Act, as amended (“ERISA”), and (iii) the additional pension benefits that would be payable under the Annuity Plan if deferred awards under the Performance Incentive Plan and, with respect to any Transferred Employee, under the Management Incentive Plan prior to the Effective Date (as defined below) were included in “final earnings” as defined in the Annuity Plan. This Supplemental Plan is established effective as of May 1, 2004 (the “Effective Date”).

1-2.          The Supplemental Plan shall apply to employees of Hospira and its subsidiaries and affiliates existing as of the Effective Date or thereafter created or acquired.  (Hospira and each of such subsidiaries and affiliates are hereinafter referred to as an “employer” and collectively as the “employers”).

1-3.          All benefits provided under the Supplemental Plan shall be provided from the general assets of the employers and not from any trust fund or other designated asset.  All participants in the Supplemental Plan shall be general creditors of the employers with no priority over other creditors.

1-4.          The Supplemental Plan shall be administered by the Hospira, Inc. Employee Benefit Board of Review appointed by the Board of Directors of Hospira (the “Board of Directors”) and acting under the Charter of the Hospira, Inc. Employee Benefit Board of Review (“Board of Review”).  Except as stated below, the Board of Review shall perform all powers and duties with respect to the Supplemental Plan, including the power to direct payment of benefits, allocate costs among employers, adopt amendments and determine questions of interpretation.  The Board of Directors shall have the sole authority to terminate the Supplemental Plan.

1-5.  Effective December 31, 2004, the Annuity Plan is being amended to provide that no benefits shall accrue under the Annuity Plan after such date.  Notwithstanding any provision of the Supplemental Plan to the contrary, no Annuity Plan participant shall accrue a Supplemental Plan benefit after December 31, 2004, and each Annuity Plan participant shall have his benefit under the Supplemental Plan determined as of a date that is no later than December 31, 2004.

Section 2
ERISA ANNUITY PLAN SUPPLEMENTAL BENEFIT

2-1.          The benefits described in this Section 2 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension under that plan, on or after the Effective Date.

2-2.          Each Annuity Plan participant whose retirement or vested pension under that plan would otherwise be limited by Section 415 of the Internal Revenue Code shall receive a supplemental pension under this Supplemental Plan in an amount, which, when added to his or her Annuity Plan pension, will equal the amount the participant would be entitled to under the Annuity Plan as in effect from time to time, based on the particular option selected by the participant, without regard to the limitations imposed by Section 415 of the Internal Revenue Code.

Section 3
1986 TAX REFORM ACT SUPPLEMENTAL BENEFIT

3-1.          The benefits described in this Section 3 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension under that plan after the Effective Date.

3-2.          Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount equal to the difference, if any, between:

(a)           the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2; and

(b)           the monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415 of the Internal Revenue Code) if the participant’s “final earnings”, as defined in the Annuity Plan, had included compensation in excess of the limits imposed by Section 401(a)(17)of the Internal Revenue Code, and any “pre-tax contributions” made by the participant under the Hospira Supplemental 401(k) Plan.

For purposes of calculating the benefit under this Section 3-2 with respect to any Transferred Employee, any pre-tax contributions made by the participant under the Abbott Laboratories Supplemental 401(k) Plan prior to the Effective Date shall be treated as though made under the Hospira Supplemental 401(k) Plan.

Section 4
DEFERRED COMPENSATION PLAN ANNUITY PLAN SUPPLEMENTAL BENEFIT

4-1.          The benefits described in this Section 4 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension, under that plan, on or after the Effective Date and who made a Deferral Election under the Abbott Laboratories Deferred Compensation Plan (the “Deferred Compensation Plan”) with respect to any calendar month during the one hundred twenty consecutive calendar months immediately preceding retirement or termination of employment.  For purposes of calculating the benefit under this Section 4 with respect to any Transferred Employee, amounts deferred under the Abbott Laboratories Deferred Compensation Plan prior to the Effective Date shall be treated as deferred under the Deferred Compensation Plan.

4-2.          Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount equal to the difference, if any, between:

(a)           the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2 and Section 3; and

(b)           the monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415 of the Internal Revenue Code) if the participant’s “base earnings”, as defined in the Annuity Plan, included deferrals made under the Deferred Compensation Plan and any compensation in excess of the limits imposed by Section 401(a)(17)of the Internal Revenue Code

Section 5
DEFERRED MIP ANNUITY PLAN SUPPLEMENTAL BENEFIT

5-1.          The benefits described in this Section 5 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension, under that plan, on or after the Effective Date and who were awarded Performance Incentive Plan awards for any calendar year during the ten consecutive calendar years ending with the year of retirement or termination of employment.   For purposes of calculating the benefits under this Section 5 with respect to any Transferred Employee, awards and payments made prior to the Effective Date under the Management Incentive Plan, Awards for Performance Excellence Plan or any Division Incentive Plan maintained by Abbott shall be treated as awards and payments, as applicable, under the Performance Incentive Plan, Awards for Performance Excellence or a Division Incentive Plan maintained by Hospira after the Effective Date.

5-2.          Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

(a)           The supplemental pension shall be the difference, if any, between:

(i)            the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2, Section 3, and Section 4; and

(ii)           the monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415 of the Internal Revenue Code) if the participant’s “final earnings”, as defined in the Annuity Plan, were one-sixtieth of the sum of:

(A)          the participant’s total “basic earnings” (excluding any payments under the Performance Incentive Plan, Awards for Performance Excellence Plan or any Division Incentive Plan) received in the sixty consecutive calendar months for which his basic earnings (excluding any payments under the Performance Incentive Plan, Awards for Performance Excellence Plan or any Division Incentive Plan) were highest within the last one hundred twenty consecutive calendar months immediately preceding his retirement or termination of employment; and

(B)           the amount of the participant’s total awards under the Performance Incentive Plan, Awards for Performance Excellence Plan and any Division Incentive Plan (whether paid immediately or deferred) made for the five consecutive calendar years during the ten consecutive calendar years ending with the year of retirement or termination for which such amount is the greatest and (for participants granted Performance Incentive Plan awards for less than five consecutive calendar years during such ten year period) which include all Performance Incentive Plan awards granted for consecutive calendar years within such ten year period.

(b)           That portion of any Performance Incentive Plan award which the Compensation Committee has determined shall be excluded from the participant’s “basic earnings” shall be excluded from the calculation of “final earnings” for purposes of this Section 5-2 and that portion of any award under the Management Incentive Plan which, prior to the Effective Date, the Compensation Committee of Abbott had determined would be excluded from a Transferred Employee’s “basic earnings” shall be excluded from the calculation of “final earnings” for purposes of this Section 5-2.  “Final earnings” for purposes of this subsection 5-2 shall include any compensation in excess of the limits imposed by Section 401(a)(17)of the Internal Revenue Code.

(c)           In the event the period described in subsection 5-2(a)(ii)(B) is the final five calendar years of employment and a Performance Incentive Plan award is made to the participant subsequent to retirement for the participant’s final calendar year of employment, the supplemental pension shall be adjusted by adding such new award and subtracting a portion of the earliest Performance Incentive Plan award included in the calculation, from the amount determined under subsection 5-2(a)(ii)(B).  The portion subtracted shall be equal to that portion of the participant’s final calendar year of employment during which the participant was employed by Hospira; provided, however, that in the case of any Transferred Employee whose termination occurs in 2004, the portion of the participant’s final calendar year of employment for this purpose shall include any portion of 2004 that the participant was employed by Abbott.  If such adjustment results in a greater supplemental pension, the greater pension shall be paid beginning the first month following the date of such new award.

Section 6
CORPORATE OFFICER ANNUITY PLAN SUPPLEMENTAL BENEFIT

6-1.          The benefits described in this Section 6 shall apply to all participants in the Annuity Plan who are corporate officers of Hospira as of the Effective Date or who become corporate officers thereafter, and who retire, or terminate with a vested pension under that plan on or after the Effective Date.  The term “corporate officer” for purposes of this Supplemental

Plan shall mean an individual elected an officer of Hospira by its Board of Directors (or designated as such for purposes of this Section 6 by the Compensation Committee of the Board of Directors of Hospira), but shall not include assistant officers.  Notwithstanding the foregoing or any other provision of this Supplemental Plan to the contrary, in the case of any Transferred Employee who was a corporate officer of Abbott immediately prior to the Effective Date and who is not a corporate officer of Hospira on or after the Effective Date, benefits shall be provided under this Section 6.

6-2.          Subject to the limitations and adjustments described below, each participant described in subsection 6-1 shall receive a monthly supplemental pension under this Supplemental Plan commencing on the participant’s normal retirement date under the Annuity Plan and payable as a life annuity, equal to 6/10 of 1 percent (.006) of the participant’s final earnings (as determined under subsection 5-2) for each of the first twenty years of the participant’s benefit service (as defined in the Annuity Plan) occurring after the participant’s attainment of age 35.

6-3.          In no event shall the sum of (a) the participant’s aggregate percentage of final earnings calculated under subsection 6-2 and (b) of the participant’s aggregate percentage of final earnings calculated under subsections 5.1(a)(ii)(A) and 5-1(b)(i)of the Annuity Plan, exceed the maximum aggregate percentage of final earnings allowed under subsection 5-1 of the Annuity Plan (without regard to any limits imposed by the Internal Revenue Code), as in effect on the date of the participant’s retirement or termination.  In the event the limitation described in this subsection 6-3 would be exceeded for any participant, the participant’s aggregate percentage calculated under subsection 6-2 shall be reduced until the limit is not exceeded.

6-4.          Subject to the provisions of subsection 6.1 with respect to any Transferred Employee who is not a corporate officer of Hospira on or after the Effective Date, benefit service occurring during any period that a participant is not a corporate officer of Hospira or was not a corporate officer of Abbott Laboratories prior to the Effective Date shall be disregarded in calculating the participant’s aggregate percentage under subsection 6-2.

6-5.          Any supplemental pension otherwise due a participant under this Section 6 shall be reduced by the amount (if any) by which:

(a)           the sum of (i) the benefits due such participant under the Annuity Plan and this Supplemental Plan, plus (ii) the actuarially equivalent value of the employer-paid portion of all benefits due such participant under the primary retirement plans of all non-Hospira employers of such participant; exceeds

(b)           the maximum benefit that would be due under the Annuity Plan (without regard to the limits imposed by Section 415 of the Internal Revenue Code) based on the participant’s final earnings (as determined under subsection 5-2), if the participant had accrued the maximum benefit service recognized by the Annuity Plan.

The term “primary retirement plan” shall mean any pension benefit plan as defined in ERISA, whether or not qualified under the Internal Revenue Code, which is determined by the Board of Review to be the primary pension plan of its sponsoring employer.  The term “non-Hospira employer” shall mean any employer other than Hospira or a subsidiary or affiliate of Hospira.  A retirement plan maintained by an employer prior to such employer’s acquisition by Hospira shall be deemed a retirement plan maintained by a non-Hospira employer for purposes of this subsection 6-5.

6-6.          Any supplemental pension due a participant under this Section 6 shall be actuarially adjusted as provided in the Annuity Plan to reflect the pension form selected by the participant and the participant’s age at commencement of the pension, and shall be paid as provided in subsection 7-2.

Section 7
CORPORATE OFFICER ANNUITY PLAN
SUPPLEMENTAL EARLY RETIREMENT BENEFIT

7-1.                             The benefits described in this Section 7 shall apply to all persons described in subsection 6-1.

7-2.                             The supplemental pension due under Sections 2, 3, 4, 5 and 6 to each participant described in subsection 7-1 shall be reduced as provided in subsections 5-3 and 5-6 of the Annuity Plan for each month by which its commencement date precedes the last day of the month in which the participant will attain age 60.  No reduction will be made for the period between the last day of the months the participant will attain age 60 and age 62.

7-3.                             Each participant described in subsection 7-1 shall receive a monthly supplemental pension under this Supplemental Plan equal to any reduction made in such participant’s Annuity Plan pension under subsections 5-3 or 5-6 of the Annuity Plan for the period between the last day of the months the participant will attain age 60 and age 62.

Section 8
MISCELLANEOUS

8-1.                             For purposes of this Supplemental Plan, the term “Performance Incentive Plan” shall mean the Hospira 2004 Performance Incentive Plan and any successor plans to such plan, and the term “Management Incentive Plan” shall mean the Abbott Laboratories Management Incentive Plan and any successor plans to such plan.

8-2.

(a)                                  For supplemental pension payments that commence on or before December 31, 2008, the supplemental pension described in Sections 2, 3, 4, 5, 6 and 7 shall be paid to the participant or his or her beneficiary based on the particular pension option elected by the participant under the Annuity Plan, and in the same manner, at the same time, for the same period and on the same terms and conditions as the pension payable to the participant or his beneficiary under the Annuity Plan.  In the event a participant is paid his or her pension under the Annuity Plan in a lump sum, any supplemental pension due under Sections 2, 3, 4, 5, 6 or 7 shall likewise be paid in a lump sum.

(b)                                 For supplemental pension payments that commence on or after January 1, 2009, the supplemental pensions described in Sections 2, 3, 4, 5, 6 and 7 shall be paid in the form of a life annuity, provided that a participant may at any time elect one of the actuarially-equivalent forms of payment described in Supplement A attached hereto. Elections shall be made using the forms provided by the Board of Review and shall be irrevocable and remain in effect unless and until the participant files a new election. A participant’s annuity commencement date shall occur within 90 days following his or her retirement date.

(c)                                  Notwithstanding the foregoing, no payments shall be made to a participant who is a key employee (as determined by Hospira pursuant to Code Section 416(i)) of Hospira until on or after the first day of the seventh calendar month following the participant’s separation from service, at which time all payments delayed during the preceding six (6) month period shall be paid to the participant in a lump sum within thirty (30) days.

(d)                                 Notwithstanding the foregoing, if the present value of the monthly vested supplemental pensions, expressed as a life annuity, due a participant or beneficiary under Sections 2, 3, 4, 5, 6 and 7 do not in the aggregate exceed the elective deferral limit for qualified retirement plans under Code Section 402(g)(1)(B) as of the commencement date of the supplemental pension payable to such participant or beneficiary, then such present value shall be paid to the participant or beneficiary in a lump-sum within thirty (30) days following the commencement date.

8-3.                             Notwithstanding any other provisions of this Supplemental Plan, if employment of any participant with Hospira and its subsidiaries and affiliates should terminate for any reason within five (5) years after the date of a Change in Control:

(a)                                  The present value of any supplemental pension due the participant under Section 2 (whether or not then payable) shall be paid to the participant in a lump sum within thirty (30) days following such termination; and

(b)                                 The present value of any supplemental pension due the participant under Sections 3, 4 or 5 (whether or not then payable) shall be paid to the participant in a lump sum within thirty (30) days following such termination.

The supplemental pension described in paragraph (a) shall be computed using as the applicable limit under Section 415 of the Internal Revenue Code, such limit as is in effect on the termination date and based on the assumption that the participant will receive his or her Annuity

Plan pension in the form of a straight life annuity with no ancillary benefits.  The present values of the supplemental pensions described in paragraphs (a) and (b) shall be computed as of the date of payment by using an interest rate equal to the applicable interest rate as defined in section 417(e) of the Code and as determined for purposes of the Annuity Plan as of the date of payment.

8-4.                             For purposes of subsection 8-3, a “Change in Control” shall be deemed to have occurred on the earliest of a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Assets, each as defined below.

(a)                                  Change in Ownership

(i)                                     In general. Except as provided in paragraph (b)(ii) of this Section, a Change in Ownership of Hospira occurs on the date that any one person, or more than one person acting as a group (as defined in paragraph (a)(ii) of this Section), acquires ownership of Hospira’s stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of Hospira’s stock, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of Hospira (or to cause a Change in Effective Control of Hospira (within the meaning of paragraph (b) of this Section)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which Hospira acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section. This paragraph (a)(i) applies only when there is a transfer of Hospira’s stock (or issuance of such stock) and the stock remains outstanding after the transaction.

(ii)                                  Persons acting as a group. For purposes of paragraph (a)(i) above, persons will not be considered to be acting as a group solely because they purchase or own Hospira stock at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Hospira. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(b)                                 Change in Effective Control

(i)            In general. Notwithstanding that Hospira has not undergone a Change in Ownership under paragraph (a) of this Section, a Change in Effective Control of Hospira occurs only on either of the following dates:

(1)           The date any one person, or more than one person acting as a group (as determined under paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Hospira stock possessing 30% or more of the total voting power of the stock.

(2)           The date a majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election.

(ii)              Acquisition of additional control. If any one person, or more than one person acting as a group, is considered to effectively control Hospira (within the meaning of this paragraph (b)), the acquisition of additional control of Hospira by the same person or persons is not considered to cause a Change in Effective Control of Hospira (or to cause a Change in Ownership within the meaning of paragraph (a) of this Section).

(c)                                  Change in Ownership of Assets

(i)               In general. A Change in Ownership of Assets occurs on the date that any one person, or more than one person acting as a group (as determined in paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Hospira that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of Hospira’s assets immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Hospira, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(ii)              Transfers to a related person—There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (c)(ii). A transfer of assets by Hospira is not treated as a Change in Ownership of Assets if the assets are transferred to—

(1)                                  A shareholder of Hospira (immediately before the asset transfer) in exchange for or with respect to its stock;

(2)                                  An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Hospira;

(3)                                  A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of Hospira; or

(4)                                  An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c)(ii)(3) above.

For purposes of this paragraph (c)(ii) and except as otherwise provided above, a person’s status is determined immediately after the transfer of the assets.

(iii)          Persons acting as a group. Persons will not be considered to be acting as a group solely because they purchase assets of Hospira at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with Hospira. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

8-5.                             POTENTIAL CHANGE IN CONTROL.  A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(a)                                  Hospira enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

(b)                                 Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.

(c)                                  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of Hospira representing 10% or more of either the then outstanding shares of common stock of Hospira or the combined voting power of Hospira’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from Hospira or its Affiliates).

(d)                                 The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

In no event shall the Distribution be considered a Potential Change in Control for purposes of this Supplemental Plan.

8-6.                             The Board of Directors may, at any time, amend or terminate the Supplemental Plan, provided that no amendment or termination may, in the absence of written consent to the change by an affected participant, adversely affect the rights of the participant under the Supplemental Plan prior to the date such amendment is adopted. In the event of termination of the Supplemental Plan, Hospira shall distribute all supplemental pensions in the form of an actuarially equivalent lump-sum provided (i) Hospira terminates all non-qualified deferred compensation arrangements of the same type as the Supplemental Plan at the same time; (ii) except for payments that would be payable if the termination had not occurred, Hospira makes no distributions to participants for 12 months but makes all distributions within 24 months; (iii) Hospira adopts no new non-qualified deferred compensation arrangement of the same type as the Supplemental Plan for three years; and (iv) the Supplemental Plan’s termination does not occur proximate to a downturn in Hospira’s financial health.  The provisions of subsections 8-3, 8-4, 8-5 and this subsection 8-6 may not be amended or deleted, nor superseded by any other provision of this Supplemental Plan, (i) during the pendency of a Potential Change in Control and (ii)

during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.

8-7.                             All benefits due under this Supplemental Plan shall be paid by Hospira and Hospira shall be reimbursed for such payments by the participant’s employer.  In the event the participant is employed by more than one employer, each employer shall reimburse Hospira in proportion to the period of time the participant was employed by such employer, as determined by the Board of Review in its sole discretion.

8-8.                             The benefits under the Supplemental Plan are not in any way subject to the debts or other obligations of the persons entitled to benefits and may not be voluntarily or involuntarily sold, transferred or assigned.

8-9.                             Nothing contained in this Supplemental Plan shall confer on any employee the right to be retained in the employ of Hospira or any of its subsidiaries or affiliates.

8-10.                       If a participant in the Supplemental Plan feels he or she should be eligible for a supplemental pension under the Supplemental Plan, the participant may file a written claim with the Board of Review. If a written claim for supplemental pension under the Supplemental Plan by a participant or his or her beneficiary is denied, either in whole or in part, the claimant will be informed in writing within 90 days.  If the claimant does not hear within 90 days, the claimant may treat the claim as if it had been denied.  A notice of a denial of a claim will refer to a specific reason or reasons for the denial of the claim; will have specific references to the Supplemental Plan provisions upon which the denial is based; will describe any additional material or information necessary for the claimant to perfect the claim and explain why such material information is necessary; and will have an explanation of the Supplemental Plan’s review procedure.  The claimant will have 60 days after the date of the denial to request in writing for a review.  The claimant must file a written request with the Board of Review for a review.  During this time the claimant may review pertinent documents and may submit issues and comments in writing.  The Board of Review will have another 60 days in which to consider the claimant’s written request for review.  If special circumstances require an extension of time for processing, the Board of Review may have an additional 60 days to answer the claimant.  The claimant will receive a written notice if the extra days are needed.  The claimant may submit in writing any document, issues and comments he or she may wish.  The decision of the Board of Review will tell the claimant the specific reasons for his or her actions, and refer the claimant to the specific Supplemental Plan provisions upon which its decision is based.

Hospira Supplemental Pension Plan

Supplement A

Forms of Payment

Payment of monthly supplemental pension benefits shall be made in one of the following actuarially-equivalent forms as elected by the participant or beneficiary prior to the payment commencement date:

Life Annuity: A monthly plan benefit payment payable on a life annuity basis, with the last payment to be made for the month in which the participant’s death occurs.

100% Joint and Survivor Annuity:  A plan benefit payable during the participant’s lifetime, and if the participant’s spouse is living at the date of the participant’s death, payment of the same amount to such spouse until the spouse’s death occurs.

66-2/3% Joint and Survivor Annuity:  A plan benefit payable during the participant’s lifetime, and if the participant’s spouse is living at the date of the participant’s death, payment of two thirds of such amount to such spouse until the spouse’s death occurs.

50% Joint and Survivor Annuity:  A 50% joint and survivor annuity which is actuarially equivalent to the amount of monthly income otherwise payable to the participant on a life annuity basis.  Such joint and survivor annuity shall consist of a reduced monthly payment continuing during the participant’s lifetime, and if the participant’s spouse is living at the date of the participant’s death, payment of one-half of such reduced monthly payment to such spouse until the spouse’s death occurs, with the last payment to be made for the month of the death of the last to die of the participant and his spouse.